                ACQUISITION AND DISPOSITION SERVICES AGREEMENT


         THIS ACQUISITION AND DISPOSITION SERVICES AGREEMENT (this "AGREEMENT") is entered into on February 17, 1998, with retroactive effect to January 1, 1998, by and among INSIGNIA PROPERTIES, L.P., a Delaware limited partnership ("IPLP"), INSIGNIA PROPERTIES TRUST, a Maryland real estate investment trust (whether acting in its separate capacity or in its capacity as the sole general partner of IPLP, "IPT"), and INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation ("INSIGNIA").

                              W I T N E S S E T H

         WHEREAS, IPT is the sole general partner of IPLP;

         WHEREAS, IPLP owns interests in real estate and real estate related assets through its ownership of limited partner interests in various real estate limited partnerships;

         WHEREAS, IPT owns interests in real estate and real estate related assets through IPLP and through its direct and indirect ownership of general partner interests in real estate limited partnerships;

         WHEREAS, IPT anticipates that it will acquire additional interests in real estate and real estate related assets either directly or indirectly through its ownership and control of IPLP;

         WHEREAS, Insignia and certain of its Affiliates (as defined herein), pursuant to various contracts and practices, currently receive fees for providing various services, directly and indirectly, to, for, on behalf of and/or for the benefit of IPT and IPLP, including without limitation real estate acquisition, disposition and other similar services; and

         WHEREAS, IPT and IPLP desire to retain Insignia to continue to provide certain real estate acquisition and disposition services for IPT and IPLP in the manner and in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         As used herein, the following terms shall have the respective meanings set forth below:

                  "AFFILIATE" means, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For this purpose, "CONTROL" (including with its correlative meanings, "controlled by" and "under common control with") means the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) when used in connection with Insignia or any other Insignia Entity, "Affiliate" shall not include IPT, IPLP,

MAE or any of their respective Subsidiaries; and (b) when used in connection with IPT or IPLP or any other IPT Entity, "Affiliate" shall not include any Insignia Entity, MAE or any of their respective Subsidiaries.

            "AGREEMENT" means this Agreement, as amended or modified from time to time.

            "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended.

            "BOARD OF TRUSTEES" means the Board of Trustees of IPT.

            "CAUSE" means the occurrence of any of the following events: (i) entry of a final, nonappealable judgment by the highest court having proper jurisdiction over the matter in question determining that Insignia has committed fraud or willful malfeasance with respect to IPT and/or IPLP; (ii) Insignia or its direct or indirect parent(s) files a petition for relief under the Bankruptcy Code; (iii) an order for relief is entered against Insignia in an involuntary case under the Bankruptcy Code; (iv) Insignia makes an assignment for the benefit of its creditors; (v) any court orders or approves the appointment of a receiver or custodian for Insignia or a substantial portion of any of its assets; or (vi) Insignia voluntarily or involuntarily dissolves and is not subsequently reconstituted.

            "CODE" means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

            "CONTRACT NOTICE" means a written notice delivered via telecopy or hand delivery to IPT which (i) states an Insignia Entity has entered into a Permitted Contract, (ii) describes in reasonable detail the IPT Opportunity to which the Permitted Contract relates and summarizes the material terms and conditions of the Permitted Contract, and (iii) attaches as an exhibit a true and correct copy of such Permitted Contract.

            "INSIGNIA" means Insignia Financial Group, Inc., a Delaware corporation.

            "INSIGNIA ENTITY" means each of Insignia and its Affiliates (other than IPT Entities).

            "INSIGNIA OPPORTUNITY" means any opportunity to invest in or acquire equity or debt securities of or other ownership interests in a Person that (i) invests primarily in real property other than U.S. Multi-family Residential Property, (ii) invests primarily in U.S. Multi-family Residential Property if (x) such Person is controlled by an Insignia Entity or MAE or (y) an Insignia Entity serves as property manager of the properties owned by such Person, or (iii) performs property management services (regardless of the type of property with respect to which such services are performed); provided, however, that "Insignia Opportunity" shall not include an opportunity to invest in or acquire equity or debt securities of or other ownership interests in a Person that invests primarily in U.S. Multi-family Residential Property if any IPT Entity owned an equity, debt or other ownership interest in such Person as of the date hereof or acquires an equity, debt or other ownership interest in such Person in accordance with this Agreement.

            "IPLP" means Insignia Properties, L.P., a Delaware limited partnership.

            "IPLP PARTNERSHIP AGREEMENT" means the Fourth Amended and Restated Agreement of Limited Partnership of IPLP, of even date herewith.

            "IPT" means Insignia Properties Trust, a Maryland real estate investment trust.

            "IPT ENTITY" means each of IPT, IPLP and their respective Subsidiaries.

            "IPT OPPORTUNITY" means any opportunity to invest in or acquire
(i) U.S. Multi-family Residential Property, (ii) indebtedness secured by U.S. Multi-family Residential Property or (iii) equity or debt securities of or other ownership interests in a Person that primarily owns or invests in U.S. Multi-family Residential Property located in the United States; provided, however, that "IPT Opportunity" shall not include an opportunity to invest in or acquire U.S. Multi-family Residential Property, or an equity or other ownership interest in a Person which invests primarily in U.S. Multi-family Residential Property but is not controlled by IPT or IPLP, if any Insignia Entity owned any equity, debt or other ownership interest in such U.S. Multi-family Residential Property or Person, as the case may be, on the date hereof or acquires an equity, debt or other ownership interest in such U.S. Multi-family Residential Property or Person, as the case may be, in accordance with this Agreement.

            "IPT OPPORTUNITY NOTICE" means a written notice delivered via telecopy or hand delivery to IPT which (i) states that an Insignia Entity has identified an IPT Opportunity and (ii) sets forth in reasonable detail (to the extent then available) the following information: (a) a description of the IPT Opportunity (including, if applicable, the location and other details relating to such real property and, in the case of acquisitions of partnership interests or other equity investments, the number of units or other equity interests offered for purchase); (b) the identity of the prospective seller of IPT Opportunity; (c) the offering price of IPT Opportunity; and (d) any other material terms and conditions associated with the proposed purchase, transfer or acquisition of such IPT Opportunity.

            "MAE" means Metropolitan Asset Enhancement, L.P., a Delaware limited partnership.

            "PERMITTED CONTRACT" means a definitive agreement which (i) provides an Insignia Entity with a contractual right to acquire an IPT Opportunity and (ii) expressly provides that the right to acquire such IPT Opportunity pursuant thereto may be assigned to IPT or IPLP or an Affiliate of either of them.

            "PERSON" means any individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation (within the meaning of Section 509(a) of the Code), joint stock company or other entity, or any governmental agency or political subdivision thereof, and includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "REAL ESTATE TRANSACTION" means any transaction involving any IPT Entity the primary purpose of which is to effect the direct or indirect acquisition or disposition of one or more whole real estate or real estate-related assets, including without limitation by means of joint venture and similar arrangements.

            "REIMBURSABLE EXPENSES" means out-of-pocket third-party costs and expenses, including without limitation travel costs, legal fees and expenses, funds borrowed on behalf of any

IPT Entity (including interest thereon and all other costs, fees and expenses incurred in connection with such borrowing), taxes and assessments of any nature (including penalties and interest incurred thereon) levied upon any IPT Entity, financing and refinancing costs, insurance costs, brokerage and other sales and leasing costs (including commissions), and maintenance, repair and improvement expenses.

                  "SECURITIES TRANSACTION" means any (i) open market or privately-negotiated acquisition of debt or equity securities of, or other ownership interests in, any Person (but specifically excluding any transaction that constitutes a Real Estate Transaction), or (ii) cash tender offer or exchange offer for debt or equity securities of, or other ownership interests in, any Person (other than in connection with a merger or other business combination), in each case by, involving or on behalf of any IPT Entity.

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which such first Person owns five percent (5%) or more of the outstanding equity or other ownership interests.

                  "U.S. MULTI-FAMILY RESIDENTIAL PROPERTY" means traditional apartment rental properties located in the United States; provided, however, that "U.S. Multi-family Residential Property" specifically does not include
(i) condominiums, (ii) cooperatives, (iii) congregate care facilities, (iv) apartment rental properties with respect to which the landlord provides material services in addition to those services traditionally provided by landlords to apartment tenants, (v) apartment rental properties which are deemed "affordable" (based on a majority of their dwelling units), (vi) apartment rental properties which are developed by an Insignia Entity or (vii) apartment rental properties in which IPT and/or IPLP are prohibited from investing, whether due to restrictions in their organizational documents or as a result of the adoption of a policy by the Board of Trustees of IPT.


                                  ARTICLE II
                                  ENGAGEMENT

         Section 2.1 IPT and IPLP hereby engage Insignia to provide the following services, on a transaction by transaction basis if, as and when requested by IPT and/or IPLP, in connection with Real Estate Transactions and Securities Transactions, and Insignia hereby accepts such engagement and agrees to provide such services, in each case on the terms and subject to the conditions set forth herein: (i) consulting advice and financial analysis;
(ii) due diligence review and analysis of documentation and operations; (iii) negotiation, drafting and review of transaction documents; (iv) brokerage and other disposition services; and (v) other services reasonably related or incidental thereto.

         Section 2.2 IPT and IPLP may also engage Insignia, on a case by case basis, to provide financing, refinancing, insurance, foreclosure, legal and/or appraisal services to or on behalf of any IPT Entity.

         Section 2.3 IPT and IPLP understand and expressly acknowledge that some of the services required to be provided by Insignia pursuant to this Agreement will be performed by Insignia Entities other than Insignia from time to time, and agree that performance of such services by other Insignia Entities will be deemed to constitute performance by Insignia for all purposes hereof.

                                 ARTICLE III
                    COMPENSATION; REIMBURSEMENT OF EXPENSES

         Section 3.1 As compensation for the services to be provided by the Insignia Entities pursuant to this Agreement, IPLP shall pay (or cause another IPT Entity to pay) to Insignia, within five (5) business days of receipt of an invoice therefor, the following fees:

                  (a) in respect of each Securities Transaction, a fee in an amount equal to one and one-half percent (1.5%) of the aggregate net asset value of the securities acquired (for purposes of the foregoing, in the case of a tender or exchange offer or other transaction which has a related disclosure document, the "net asset value" of a security shall be deemed to be the net asset, liquidation or other similar value stated in such disclosure document; and in all other cases the "net asset value" of a security shall be the amount determined by Insignia in good faith); and

                  (b) in respect of each Real Estate Transaction involving an acquisition (but not a disposition), a fee in an amount equal to three-quarters of one percent (0.75%) of the aggregate purchase price (or pro rata portion thereof in the case of an acquisition with one or more partners) of the real estate or real estate-related assets acquired attributable to the applicable IPT Entity (for purposes of the foregoing, the "aggregate purchase price" shall include any debt incurred or assumed in connection with the acquisition or to which the acquired assets are otherwise subject).

         Section 3.2 In addition to the fees described in Section 3.1, IPLP shall reimburse (or cause another IPT Entity to reimburse) Insignia, within five (5) business days of receipt of an invoice therefor, all Reimbursable Expenses incurred or paid by Insignia Entities in connection with their provision of services pursuant to this Agreement; provided, however, that IPLP shall also reimburse Insignia for all employee costs (including commissions) incurred by Insignia Entities in connection with Real Estate Transactions involving dispositions of real properties, not to exceed 1% of the gross sales price (in the aggregate, inclusive of Reimbursable Expenses).

         Section 3.3 If IPT or IPLP requests Insignia to render services on behalf of an IPT Entity other than those specifically identified in this Agreement, including without limitation services of the type contemplated by
Section 2.2, and Insignia agrees to perform such services, Insignia shall be compensated for such additional services separately on terms to be negotiated and agreed upon by the parties in good faith.

         Section 3.4 Nothing in this Agreement shall be deemed or construed to entitle Insignia to be reimbursed more than once for the same expense incurred by an Insignia Entities.

                                   ARTICLE IV
                               IPT OPPORTUNITIES

         Section 4.1 Insignia shall not, and shall not cause or permit any other Insignia Entity to, enter into any definitive agreement to acquire an IPT Opportunity unless (i) Insignia shall have first delivered an IPT Opportunity Notice to IPT and (ii) IPT and IPLP shall have elected (or shall have been deemed to have elected) not to pursue such IPT Opportunity pursuant to the provisions of Section 4.4; provided, however, that the foregoing shall not prohibit an Insignia Entity from entering into a Permitted Contract prior to the delivery of an IPT Opportunity Notice. Insignia covenants and agrees that in the event an Insignia Entity enters into a Permitted Contract, Insignia shall deliver a Contract Notice to IPT within three (3) business days of the entering into such Permitted Contract by such Insignia Entity.

         Section 4.2 Insignia shall not, and shall not cause or permit any other Insignia Entity to, acquire an IPT Opportunity with respect to which a Permitted Contract has been entered into unless (i) Insignia shall have first delivered a Contract Notice to IPT, and (ii) either (x) IPT and IPLP shall have elected (or shall have been deemed to have elected) not to pursue such IPT Opportunity pursuant to the provisions of Section 4.4 or (y) after having elected to pursue such IPT Opportunity pursuant to the provisions of Section 4.4, IPT or IPLP, as the case may be, shall have abandoned its efforts to acquire such IPT Opportunity.

         Section 4.3 Insignia shall not, and shall not cause or permit any other Insignia Entity to, acquire an IPT Opportunity with respect to which a Permitted Contract has not been entered into unless (i) Insignia shall have first delivered an IPT Opportunity Notice to IPT, and (ii) either (x) IPT and IPLP shall have elected (or shall have been deemed to have elected) not to pursue such IPT Opportunity pursuant to the provisions of Section 4.4 or (y) after having elected to pursue such IPT Opportunity pursuant to the provisions of Section 4.4, IPT or IPLP, as the case may be, shall have abandoned its efforts to acquire such IPT Opportunity.

         Section 4.4 Within five (5) business days of IPT receiving an IPT Opportunity Notice or a Contract Notice, IPT shall notify Insignia in writing whether IPT and/or IPLP has elected (i) to pursue the applicable IPT Opportunity without the assistance of Insignia, (ii) to pursue the applicable IPT Opportunity with the assistance of Insignia or (iii) not to pursue the applicable IPT Opportunity at all. In the event that IPT fails to deliver such notice to Insignia in a timely manner, IPT and IPLP shall each be deemed to have elected not to pursue the IPT Opportunity at all.

         Section 4.5 If IPT and/or IPLP shall elect to pursue an IPT Opportunity pursuant to the provisions of Section 4.4, Insignia shall use good faith efforts to facilitate the acquisition of such IPT Opportunity by IPT and/or IPLP, as the case may be, but shall not be liable in the event the seller of such IPT Opportunity will not sell such IPT Opportunity to IPT and/or IPLP, as the case may be.

         Section 4.6 Insignia's obligations hereunder with respect to IPT Opportunities shall terminate upon the earliest to occur of (i) the termination of this Agreement or a material breach of this Agreement by IPT or IPLP, (ii) the incurrence by IPLP of an obligation to pay a Contract Loss Fee (as such term is defined in the IPLP Partnership Agreement) pursuant to the IPLP Partnership Agreement, or (iii) the failure of IPT and/or IPLP to retain an Insignia Entity to provide property management services with respect to the properties owned or controlled by IPT and/or IPLP as required by the IPLP Partnership Agreement.

                                  ARTICLE V
                            INSIGNIA OPPORTUNITIES

         Section 5.1 IPT and IPLP shall not, and shall not cause or permit any controlled IPT Entity to, acquire any Insignia Opportunity (either separately or as a part of an otherwise permitted transaction) without the prior written consent of Insignia.

         Section 5.2 The obligations of IPT and IPLP hereunder with respect to Insignia Opportunities shall terminate only upon termination of this Agreement.


                                ARTICLE VI
                      LIMITED LIABILITY; INDEMNIFICATION

         Section 6.1 No Insignia Entity or officer, director, employee, agent or representative of an Insignia Entity shall be liable to IPT, its shareholders, IPLP, its partners, or others, in connection with their respective responsibilities under this Agreement, except by reason of acts determined by final, nonappealable judgment by the highest court having proper jurisdiction over the matter in question to constitute fraud or willful malfeasance.

         Section 6.2 IPLP shall indemnify and hold harmless each Insignia Entity and each officer, director, employee, agent or representative of an Insignia Entity from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever relating to or arising from any acts or omissions of any of the foregoing undertaken in good faith and not constituting fraud or willful malfeasance (as determined by final, nonappealable judgment by the highest court having proper jurisdiction over the matter in question). In the event that any action occurs which may give rise to a right of indemnification under this section, following written request to IPLP by the indemnified party, IPLP shall promptly advance the indemnified party amounts to cover expenses incurred by the indemnified party, including without limitation legal fees and expenses, with respect to such action in advance of its final disposition upon receipt by IPT of (i) a written undertaking executed by or on behalf of the indemnified party to repay the advance if it shall ultimately be determined that the indemnified party is not entitled to be indemnified by IPLP under this section and (ii) satisfactory evidence as to the amount of such expenses. The provisions of this Section 6.2 shall survive the termination of this Agreement.


                                ARTICLE VII
                NO JOINT VENTURE; OTHER ACTIVITIES OF INSIGNIA

         Section 7.1 IPT and Insignia, IPLP and Insignia, and IPT, IPLP and Insignia are not partners or joint venturers with each other by reason of this Agreement, and nothing herein shall be construed to make them partners or joint venturers or to impose any liability as such on either of them.

         Section 7.2 Nothing herein shall prevent any Insignia Entity from engaging in other activities or businesses or from acting as manager or advisor to any other Person even though such Person has investment policies and objectives similar to those of IPT and/or IPLP. The parties acknowledge and agree that personnel of Insignia Entities who perform services for IPT Entities pursuant to this Agreement may also perform services for Insignia Entities, including with respect to properties reserved for Insignia pursuant to Article V of this Agreement and properties which IPT and IPLP have declined to invest in or to otherwise acquire.

                                ARTICLE VIII
                             TERM AND TERMINATION

         Section 8.1 This Agreement shall continue in full force until December 31, 2000 or, if sooner, until the latest to occur of (i) the sale or other transfer of the last piece of real property (and/or loan secured by real property) held by IPT (including any successor of IPT by merger) or the limited partnerships in which IPT or IPLP holds a partnership interest, (ii) the sale or other transfer of the last partnership interest held by either of IPT or IPLP in a partnership which owns real property or loans secured by real property, and (iii) the sale or transfer of the last ownership interest in a real estate investment trust held by either of IPT or IPLP.

         Section 8.2 Notwithstanding the provisions of Section 8.1, this Agreement may be terminated, except as to any provisions hereof which expressly survive termination, (i) by Insignia, by delivering written notice of termination not less than ninety (90) days prior to the effective date of such termination, and (ii) by IPT, IPLP or the respective successors of either of them, for Cause.

         Section 8.3 Upon the termination of this Agreement, Insignia shall be entitled to all compensation due for, and reimbursement of all reimbursable expenses incurred in connection with, services performed hereunder prior to the termination date.


                                  ARTICLE IX
                                  ASSIGNMENT

         Section 9.1 This Agreement may not be assigned by IPT without the prior written consent of Insignia, except in the case of any assignment by IPT to a Person which is the successor to IPT, whether by merger, equity purchase or as purchaser of all or substantially all of the assets of IPT, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as IPT is bound hereby. In furtherance and not in limitation of the foregoing, any successor to IPT (whether by merger, equity purchase or purchase of all or substantially all of the assets of IPT) must agree in writing to be bound by the terms of this Agreement.

         Section 9.2 This Agreement may not be assigned by IPLP without the prior written consent of Insignia, except in the case of any assignment by IPLP to a Person which is the successor to IPT, whether by merger, equity purchase or as purchaser of all or substantially all of the assets of IPLP, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as IPLP is bound hereby. In furtherance and not in limitation of the foregoing, any successor to IPLP (whether by merger, equity purchase or purchase of all or substantially all of the assets of IPLP) must agree in writing to be bound by the terms of this Agreement.

         Section 9.3 This Agreement may not be assigned by Insignia without the prior written consent of each of IPT (which consent shall not be unreasonably withheld or delayed), except to another Insignia Entity or to a successor by merger of Insignia or another Insignia Entity. In the event that IPT consents to an assignment, such assignment shall bind the assignee in the same manner and to the same extent as Insignia is bound hereby; provided, however, that in the event of such an assignment, Insignia shall remain liable for any breach of this Agreement or other action giving rise to liability hereunder which occurs prior to the time of such assignment.

                                  ARTICLE X
                                 MISCELLANEOUS

         Section 10.2 Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following address to the parties hereto:

   If to IPT or IPLP:  Insignia Properties Trust
                       One Insignia Financial Plaza
                       P.O. Box 19059
                       Greenville, South Carolina 29602
                       Attn:  President

                       with a copy to (which shall not constitute notice) to:

                       Insignia Properties Trust
                       One Insignia Financial Plaza
                       P.O. Box 19059
                       Greenville, South Carolina 29602
                       Attn:  Secretary

   If to Insignia:     Insignia Financial Group, Inc.
                       One Insignia Financial Plaza
                       P.O. Box 1089
                       Greenville, South Carolina 29602
                       Attn: Chief Executive Officer

                       with a copy to (which shall not constitute notice) to:

                       Insignia Financial Group, Inc.
                       One Insignia Financial Plaza
                       P.O. Box 1089
                       Greenville, South Carolina 29602
                       Attn: General Counsel

         Any party hereto may at any time give notice to the other parties in writing of a change of its address for purposes of this Section 10.1.

         Section 10.2 Any other provision of this Agreement to the contrary notwithstanding, Insignia may refrain from taking any action which in its sole, good faith judgment, would adversely affect the status of IPT as a real estate investment trust within the meaning of Sections 856 through 860 of the Code, or which, in its sole, good faith judgment, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over any IPT Entity or which would otherwise not be permitted by the organizational documents of IPT or IPLP. In the event such actions shall be ordered by any IPT Entity, Insignia shall promptly notify the Board of Trustees that, in Insignia's judgment, such an action would adversely affect such status or violate such law, rule or regulation or organizational document of IPT or IPLP and shall refrain from taking such action pending further clarification or instructions from the Board of Trustees.

         Section 10.3 Insignia shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall be available for inspection by representatives of IPT and IPLP upon reasonable notice during normal business hours.

         Section 10.4 Upon the request of IPT, and at the sole expense of IPT, Insignia shall obtain and maintain a fidelity bond in connection with the performance of its services hereunder if such fidelity bond is reasonably available.

         Section 10.5 This Agreement may not be modified or amended except by an instrument in writing signed by each of the parties hereto (or their respective successors or permitted assigns).

         Section 10.6 This Agreement shall be binding upon the respective successors and/or permitted assigns of the parties hereto.

         Section 10.7 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         Section 10.8 The captions included herein have been inserted for ease of reference only and shall not be construed to affect the meeting, construction or effect of this Agreement.

         Section 10.9 In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         Section 10.10 This Agreement, together with the IPLP Partnership Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any pre-existing agreements with respect to such subject matter.

         Section 10.11 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same agreement, binding upon each of the parties hereto, notwithstanding each of the parties are not signatory to the same counterpart.



                           [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the day and year first above written.


                                 INSIGNIA PROPERTIES TRUST


                                 By:
                                    -----------------------------------
                                    Jeffrey P. Cohen
                                    Senior Vice President



                                 INSIGNIA PROPERTIES, L.P.

                                 By: Insignia Properties Trust,
                                     its General Partner


                                 By:
                                    -----------------------------------
                                    Jeffrey P. Cohen
                                    Senior Vice President



                                 INSIGNIA FINANCIAL GROUP, INC.


                                 By:
                                    -----------------------------------
                                    Frank M. Garrison
                                    Executive Managing Director